UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 T.W. Alexander Drive 4501 Research Commons, Suite 100 Research Triangle Park, NC		27709
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2017, the Board of Directors (the “Board”) of G1 Therapeutics, Inc. (the “Company”), following the recommendation of the Nominating and Governance Committee of the Board, elected Sir Andrew P. Witty to the Board to serve as a Class II Director with a term expiring at the Company’s 2019 annual meeting of stockholders.

Mr. Witty is Chancellor of the University of Nottingham in England, and recently retired as Chief Executive Officer of GlaxoSmithKline plc (GSK), a position he held from 2008 until 2017. Mr. Witty joined GSK in 1985 and served in a variety of roles in the UK and overseas, including South Africa, the U.S. and Singapore. Mr. Witty has served in numerous advisory roles to governments around the world including South Africa; Guangzhou, China; and the UK, where he was a member of the Prime Minister’s Business Advisory Group from 2010 until 2015. In 2012, Mr. Witty was awarded a knighthood for services to the UK pharmaceutical industry. In May 2016, Mr. Witty became a visiting professor at the Institute of Global Health Innovation at Imperial College, London. He has a joint honours B.A. in economics from the University of Nottingham, England.

In connection with Mr. Witty’s election to the Board, and pursuant to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), the Board granted to Mr. Witty a non-statutory stock option to purchase up to 20,000 shares of the Company’s common stock. The stock option will have an exercise price per share of $15.55, the closing price of the Company’s common stock on The NASDAQ Global Select Market on the date of grant. The stock option will vest in equal monthly installments through the third anniversary of the date of grant, subject to Mr. Witty’s continued service as a director.

In addition, Mr. Witty is entitled to receive an annual cash retainer of $38,500 for his service as a non-employee director of the Company pursuant to the Director Compensation Policy, prorated for the portion of the year that Mr. Witty serves as a director and committee member. Mr. Witty will serve as a member of the Nominating and Governance Committee of the Board.

Also in connection with Mr. Witty’s election to the Board, Mr. Witty and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-217285) filed by the Company on May 8, 2017. Under this agreement, the Company will agree, among other things, to indemnify Mr. Witty for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Mr. Witty and any other person pursuant to which Mr. Witty was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Witty has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Witty has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

By:	/s/ Mark A. Velleca, M.D., Ph.D.
Mark A. Velleca, M.D., Ph.D.
President and Chief Executive Officer

Date: July 14, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 13, 2017.